EXHIBIT 99.1

DEFINITIVE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FPB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules O-11(c)(1)(iii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

March 24, 2004

To our Shareholders:

The 2004 Annual Meeting of Shareholders of FPB Bancorp, Inc., is being held at our corporate headquarters, located at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952 on Wednesday, April 21, 2004 at 5:00 p.m., local time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of FPB Bancorp, Inc., and our wholly owned subsidiary, First Peoples Bank, as well as a representative of the accounting firm, Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to respond to your questions. At the Annual Meeting, we intend to cover highlights from 2003.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of FPB Bancorp, Inc. and First Peoples Bank, we look forward to seeing you at the Annual Meeting.

Sincerely,

Gary A. Berger Chairman of the Board	David W. Skiles President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2004

The 2004 Annual Meeting of Shareholders of FPB Bancorp, Inc. (“Annual Meeting”), will be held at our corporate headquarters located at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952 on April 21, 2004 at 5:00 p.m., local time to consider the following items:

1.	The election of three Class II members of the Board of Directors;

2.	The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB Bancorp, Inc., and its subsidiary bank for the fiscal year ending December 31, 2004;

3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve any of the foregoing items; and

4.	To transact any other business that properly comes before the Annual Meeting, or any adjournment thereof.

All holders of record of shares of FPB Bancorp, Inc. at the close of business on February 25, 2004 are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

David W. Skiles President and Chief Executive Officer

Port St. Lucie, Florida

March 24, 2004

LOGO TO COME

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of FPB Bancorp, Inc. (“FPB”) of proxies to be voted at our 2004 Annual Meeting of Shareholders, or at any adjournment thereof (“Annual Meeting”). FPB’s Annual Report, which includes the financial statements for the fiscal year ended December 31, 2003, accompanies this Proxy Statement, which is first being mailed to shareholders on or about March 24, 2004.

Date, Time and Location

➢	Wednesday—April 21, 2004
➢	5:00 p.m. local time
➢	Corporate headquarters—1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952

General

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the enclosed Proxy Card.

In order for us to have a quorum present to be able to convene the Annual Meeting, it is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

Revocation of Proxy

Your presence at the Annual Meeting will not automatically revoke your proxy. You may revoke your proxy at any time prior to its exercise by simply:

♦	Delivering a written notice of revocation to FPB;

♦	Delivering a duly executed proxy bearing a later date to FPB; or

♦	Attending the Annual Meeting and voting in person.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

Voting Procedures

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Items 1 and 2 are routine matters being acted on at the Annual Meeting. We, therefore, encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

The close of business on February 25, 2004, has been fixed by the Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 818,120 shares of FPB common stock outstanding, held by approximately 900 shareholders.

BOARD OF DIRECTORS MEETINGS

During the year ended December 31, 2003, the respective Board of Directors of FPB and First Peoples Bank (“Bank”) held 12 meetings. All the directors attended at least 75% of the total meetings of both Board of Directors. In 2003, only the members of the Bank Board of Directors were compensated for their services, receiving $150 per Board meeting and $75 per Committee meeting. The Board’s Chairperson received $175 per meeting.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

COMMITTEES OF THE BOARD OF DIRECTORS

FPB’s Board of Directors is divided into the Audit/Compliance Committee and the Planning Committee. The Bank’s Board of Directors is divided into three standing committees: the Executive Committee, the Loan Committee, and the Personnel Committee.

The composition of and number of meetings held by each Committee in 2003 is reflected in the following table:

Board Member	Audit/ Compliance	Executive	Loan	Personnel	Planning
James L. Autin, M.D.				X	X
John R. Baker, Sr.		X	Chair	X
Gary A. Berger	Chair	Chair	X
Donald J. Cuozzo	X		X
Ann L. Decker		X	X	Chair
Paul J. Miret				X	X
Robert L. Schweiger	X	X			Chair
Robert L. Seeley	Alternate		Alternate	X	X
David W. Skiles		X	X	X	X
Paul A. Zinter	X		X
Meetings in 2003	7	4	12	4	2

The Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting and internal control functions. This Committee recommends the independent auditor and reviews its services. The Audit/Compliance Committee has not adopted a formal charter. The Board of Directors believes that the members of the Audit/Compliance Committee are all “Independent Directors” based on the National Association of Securities Dealers’ definition, in that they have no relationships that would impair their abilities to objectively and impartially execute their duties.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The audit functions of the Audit/Compliance Committee are focused on three areas:

•	The adequacy of FPB’s and the Bank’s internal controls and financial reporting process and the reliability of FPB’s and the Bank’s financial statements.

•	The performance of FPB’s and the Bank’s internal auditors and the independence and performance of FPB’s and the Bank’s independent auditors.

•	FPB’s and the Bank’s compliance with legal and regulatory requirements.

Members of the Audit/Compliance Committee met with management periodically to consider the adequacy of FPB’s and the Bank’s internal controls and the objectivity of their financial reporting. These matters were discussed with FPB’s and the Bank’s independent auditors and with appropriate company financial personnel. The independent auditors have unrestricted access to the Committee.

The Audit/Compliance Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees and independence from management.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

The Board of Directors has determined that none of the members of the Audit/Compliance Committee has a relationship to FPB and the Bank that may interfere with the members’ independence from FPB and the Bank and its management.

Gary A. Berger, a Certified Public Accountant, with extensive auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by SEC Rules. Accordingly, the Board has designated him to hold that position.

Management has primary responsibility for FPB’s and the Bank’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of FPB and the Bank in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit/Compliance Committee’s attention. The Audit/Compliance Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

This year, the Audit/Compliance Committee reviewed FPB’s audited financial statements as of, and for, the fiscal year ended December 31, 2003, and met with both management and FPB’s and the Bank’s independent auditors to discuss those financial statements. Management has represented to the Audit/Compliance Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit/Compliance Committee has received from and discussed with Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit/Compliance Committees). These items relate to that firm’s independence from FPB and the Bank. The Audit/Compliance Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit/Compliance Committees).

Based on these reviews and discussions, the members of the current 2004 Audit/Compliance Committee (Chairman Gary A. Berger, Donald J. Cuozzo, Robert L. Seeley, and Paul A. Zinter) recommended to the Board that FPB’s and the Bank’s audited financial statements be included in FPB’s annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

The Executive Committee meets as needed and has limited powers to act on behalf of the Board whenever the Bank Board is not in session. If any non-employee director requests that the matter be addressed by the entire Board rather than the Executive Committee, such matter is automatically submitted to the full Board. No member of the Committee attended less than 75% of all Committee meetings.

The Loan Committee meets monthly to act upon large or significant loan requests to be handled by the Bank. All Loan Committee members attended more than 75% of all Committee meetings.

The Personnel Committee assesses FPB’s and the Bank’s staffing needs and makes compensation recommendations to the respective Board of Directors. All Personnel Committee members attended at least 75% of all Committee meetings.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

The Planning Committee meets to evaluate and assess the long range need and goals of FPB and the Bank, including expansionary activities. All Planning Committee members attended at least 75% of all Committee meetings.

FPB does not have a standing Nominating Committee. The Board of Directors evaluates and chooses candidates for election to the Board. The Board does not have any procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis.

1. ELECTION OF DIRECTORS

The FPB Board of Directors is presently comprised of ten members, as set forth by the Board of Directors pursuant to its authority under FPB’s Articles of Incorporation. Each director also serves as a director of the Bank. FPB’s Articles of Incorporation provide that directors shall be divided into three classes, which each serve for staggered three-year terms. This year, three Class II directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The three nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee. Information relating to the business experience and age of each director is set forth below. Also included is information related to FPB’s non-director executive officers.

DIRECTOR NOMINEES

CLASS II DIRECTORS

TERMS TO EXPIRE IN 2004

Ann L. Decker, age 52 serves as director and Secretary of FPB and the Bank. Ms. Decker presently serves as District Manager for U.S. Congressman Mark Foley. Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990. Ms. Decker was born in Chicago, Illinois and has a Bachelor of Science in Professional Business Management from Barry University in Miami, Florida. Ms. Decker is also on the Board of Directors of the Visiting Nurses Association of Florida.

Paul J. Miret, age 57, is a director of FPB and the Bank. Mr. Miret is presently a realtor with RE/MAX 100 Riverside. Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998. He also owns and manages several residential rental units. From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank. Mr. Miret is also a past President of the Port St. Lucie Little League and the Port St. Lucie Exchange Club and a past director of the Port St. Lucie Chamber of Commerce.

Robert L. Seeley, age 79, is a director of FPB and the Bank. Mr. Seeley has been in private law practice in Florida for more than 40 years. He currently is “of counsel” to the Stuart law firm of Fox, Wackeen, Dungey, Sweet, Beard, Sobel and McCluskey, L.L.P. From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast. He also served as the founding director and Chairman of the Saint Lucie Medical Center

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

and a former director of the St. Lucie and Martin County Economic Development Councils. Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.

The Board of Directors Recommends that the Shareholders Vote “FOR”

the Election of the Three Class II Directors.

CONTINUING DIRECTORS

CLASS III DIRECTORS

TERMS TO EXPIRE IN 2005

Gary A. Berger, age 54, serves as director and as Chairman of the Board of both FPB and the Bank. Mr. Berger is President of the accounting firm of Berger, Toombs, Elam and Frank, CPA. He is a graduate of Michigan State University and has been a certified public accountant since 1975. Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a past Treasurer of the United Way, past President of the St. Lucie County Economic Development Council and past President of the Rotary Club of Ft. Pierce, Florida.

Robert L. Schweiger, age 56, serves as a director for both FPB and the Bank. He relocated to Port St. Lucie in 1975, where he ran several locally-based businesses, primarily in the magazine publishing industry. Currently, Mr. Schweiger is a private financial investor and raises thoroughbred race horses at his farm in Palm City, Florida. From 1994 to 1997, Mr. Schweiger served as an Advisory Board member of Port St. Lucie National Bank and First National Bank. Mr. Schweiger currently serves as a board member and Finance Committee Chairman of the Exchange CASTLE and previously served as founder/President of the Treasure Coast Children’s Home Society and Treasurer of the St. Lucie County Boys & Girls Clubs. After receiving a Bachelor of Arts degree in English literature at the American University of Beirut, he graduated from the Executive MBA program at Florida Atlantic University.

David W. Skiles, age 56, is the President, Chief Executive Officer and a director of FPB and the Bank. Prior to joining the Bank, he was the Vice President and Regional Manager with First United/Wachovia Bank in Stuart. Previously, Mr. Skiles was the Vice President and Senior Lender of Port St. Lucie National Bank for seven years. Mr. Skiles has a Bachelor of Science degree from Barry University, and is President-Elect of the St. Lucie County Chamber of Commerce, and a member of the Stuart/Martin County Chamber of Commerce. Mr. Skiles was appointed to the Florida Bankers Association GRC Committee (Government Relations Committee) for the past two years. He has served on the St. Lucie County Chamber of Commerce Local Affairs Committee and is also active with the Treasure Coast Legislative Delegation. Mr. Skiles previously served as Chairman of the Port St. Lucie Area Council and is still a member of that committee, as well as the Chamber’s Executive Committee and Foundation Board. He was past President and District Governor of the Sertoma Club of Martin County. Mr. Skiles has also served on numerous campaigns for the United Way of St. Lucie and Martin Counties, most notably as Campaign Chairman in Martin County in 1985 and as Chairman of the Professional Division in St. Lucie County for the 2000 Campaign. Mr. Skiles served on the St. Lucie County Airport Steering Committee and is a member of Business Alliance for Prosperity (BAP). In addition, he serves on St. Martin de Porres Catholic Church of Jensen Beach’s Budget and Finance Boards.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

CLASS I DIRECTORS

TERMS TO EXPIRE IN 2006

James L. Autin, M.D., age 51, is a director of FPB and the Bank. He graduated with honors from Tulane University in 1974, receiving a Bachelor of Arts degree in music history and theory. He received his Doctor of Medicine degree from Louisiana State University Medical Center in New Orleans in 1978, then underwent surgical specialty training in otolaryngology/head and neck surgery at St. Louis University Hospital. In 1984, Dr. Autin initiated his private practice in St. Lucie County. He is Board Certified in two specialties, facial plastic and reconstructive surgery and otolaryngology/head and neck surgery. He served on the Community Advisory Board of Port St. Lucie National Bank from 1994 to 1997.

John R. Baker, Sr., age 54, is the Bank and FPB’s Vice Chairman of the Board. He graduated from the University of Georgia with a Bachelor of Business Administration in Real Estate. He moved to Stuart, Florida in 1981 and assumed the position of Vice President, General Manager of Bessemer Properties, Incorporated. Prior to moving to Stuart, Mr. Baker served as Director of Residential Sales for Bessemer in Atlanta, Georgia, where he began his real estate career in 1975. Mr. Baker is a former director of Barnett Bank of Martin County and is past President of Treasure Coast Builders Association and Florida Home Builders Association. He also served as Chairman of Housing and Finance Authority in Martin County and the Martin County Affordable Housing Task Force. Mr. Baker lives in Vero Beach and is currently a coach for the Indian River Soccer Association. He is employed with the Laurel Corporation in Vero Beach and is involved in all aspects of real estate.

Donald J. Cuozzo, age 50, is a director of FPB and the Bank. He received a Bachelor of Science degree in Environmental Technology from Florida Institute of Technology in 1979. He began his work career in the public sector with the Martin County Growth Management Department before leaving to work with regional and national developers. In that role, he was instrumental in obtaining approval of the Martin Downs DRI amendment and in coordinating the acquisition and development of a number of large residential communities in Palm Beach and Martin Counties. Mr. Cuozzo also served as a principal with a large Palm Beach County based engineering firm where he gained extensive experience in the area of project management and coordination. In 1993, he co-founded Houston Cuozzo Group to provide planning, design and government-oriented strategic planning service for private and public sector clients in South Florida. Mr. Cuozzo has more than 30 years of experience planning and implementing numerous land developments throughout the region and has worked in nearly all facets of community and project development. Mr. Cuozzo is a founding member of the Martin County Business Development Board, a graduate of the first class of Martin County Leadership 91/92 and a recipient of the 1991 Industry Appreciation Award for Outstanding Contribution to the Community. He is a past Second Vice President of the Treasure Coast Builders Association. Mr. Cuozzo was appointed to the Treasure Coast Regional Planning Council by Governor Jeb Bush and served for four years in that position.

Paul A. Zinter, age 49, is a director of FPB and the Bank. He has been a resident of Port St. Lucie for 35 years, and was a member of the second graduating class from Fort Pierce Central High School. Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate and business administration. Mr. Zinter has been a local realtor/managing partner and business owner for the past 28 years.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

NON-DIRECTOR

EXECUTIVE OFFICERS

Nancy E. Aumack, age 55, is FPB’s and the Bank’s Senior Vice President and Chief Financial Officer. Prior to joining the Bank in 2001, she was Senior Vice President and Chief Financial Officer of Independent Community Bank, Tequesta, Florida. In the period from 1997 to 1999, she served as Chief Financial Officer and Administrative Support Director for the engineering firm LBFH, Palm City, Florida. From 1995 to 1997, she served as Vice President and Chief Vice President and Financial Officer for Treasure Coast Bank, Stuart, Florida and from 1983 to 1995, she served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart, Florida. Ms. Aumack received her A.S. degree in Banking and Financial Services from Indian River Community College in 1989. She is presently a member of the Port St. Lucie Women on Wall Street, and a director and Treasurer of the ARC of Martin County, Florida.

Stephen J. Krumfolz, age 53, is FPB’s and the Bank’s Senior Vice President and Senior Lending Officer. Prior to joining the Bank in 1999, he was Vice President and SBA Lending Manager for Riverside National Bank from January 1998 through June 1999. He served as Vice President and Commercial Lending Officer for Port St. Lucie National Bank from 1994 through 1997, and completed all phases of Barnett Bank’s Management Training Program during his employment from 1989 through 1994. Mr. Krumfolz received an Associate Degree in Banking through the American Institute of Banking and Indian River Community College in 1991, as well as a Core Credit School Certificate from Barnett Bank in 1992. He is an active member of the Port St. Lucie Breakfast Rotary Club and Treasure Coast Business on The Green.

Marge Riley, age 55, is FPB’s and the Bank’s Executive Vice President and Chief Operating Officer. She also serves as the Bank’s Security Officer, Compliance Officer, Bank Secrecy Act Officer, Information Systems Technology Officer and Community Reinvestment Act Officer. Prior to joining the Bank in 1998, Ms. Riley was the Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1998. She also served as Assistant Vice President—Loan Administrator for Port St. Lucie National Bank from 1990 to 1997. Ms. Riley has an A.S. degree in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin. She is presently Secretary of the Port St. Lucie Business Women, Board member for Elementary Shakespeare Corp., Secretary of Port St. Lucie Women on Wall Street and a Division Chair for United Way of St. Lucie County.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

BENEFICIAL STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of FPB common stock of each director nominee, continuing director and non-director executive officer as of the record date. Mr. Schweiger listed below is the only person known to us to own more than 5% of FPB’s common shares. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options.

Name	Number of Shares Owned(4)		Right to Acquire(5)	% of Beneficial Owenership(10)
Nancy E. Aumack(1)	6,187		2,500	1.06
James L. Autin, M.D.(2)	20,000		9,818	3.60
John R. Baker(2)	6,925		4,516	1.39
Gary A. Berger(2)	16,800		7,454	2.94
Donald J. Cuozzo(2)	20,000	(6)	9,818	3.60
Ann L. Decker(2)	10,000		4,909	1.81
Stephen Krumfolz(1)	5,323		3,000	1.01
Paul J. Miret(2)	17,000	(7)	9,181	3.16
Marge Riley(1)	6,420		3,352	1.19
Robert L. Schweiger(2)	44,470		23,539	8.08
Robert L. Seeley(2)	6,000	(8)	4,182	1.24
David W. Skiles(3)	20,305		13,843	4.10
Paul A. Zinter(2)	14,200	(9)	6,090	2.46

All directors and executive officers as a group (13 individuals)	193,630		102,202	32.14%

(1)	Executive Officer only.
(2)	Director only.
(3)	Director and Executive Officer.
(4)	Includes shares for which the named person:
•	has sole voting power and investment power;
•	has shared voting and investment power with a spouse; or
•	holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising stock options.
(5)	Includes shares that may be acquired by exercising stock options.
(6)	Includes 5,460 shares owned by Mr. Cuozzo’s spouse’s IRA.
(7)	Includes 5,500 shares owned by Mr. Miret’s spouse’s IRA.
(8)	Includes 1,000 shares owned by Mr. Seeley’s spouse in trust.
(9)	Includes 2,200 shares owned by Mr. Zinter’s spouse’s Keough Plan.
(10)	Under the rules of the SEC, the determinations of “beneficial ownership” of our common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined . Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

•	Attract and retain qualified management;

•	Meet short-term financial goals; and

•	Enhance long-term shareholder value.

We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Boards of Directors determined the level of base salary and any incentive bonus for the Chief Executive Officer and other officers of FPB and the Bank based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. To date, executive salaries and bonus ranges have been set below the median for executive officers at similar financial institutions. Actual salary changes and discretionary bonus awards are based upon the Board of Directors’ and the Personnel Committee’s evaluation of FPB’s and the Bank’s performance, the officer’s responsibilities and individual performance standards.

Personnel Committee Interlocks and Insider Participation in Compensation Decisions

David W. Skiles, FPB’s and the Bank’s President and Chief Executive Officer, also serves as a member of both Boards of Directors and on the Executive, Loan and Planning Committees. Mr. Skiles participated in the Boards’ deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation.

Summary Compensation Table

The following table sets forth compensation information regarding FPB’s and the Bank’s President and Chief Executive Officer. No other executive officer received compensation in 2003 at a level which is required to be disclosed herein.

		Summary Compensation Table Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Stock Options(3)	All Other Compensation
David W. Skiles	2003	$105,000	$1,433	$5,455	1,843	$165.00	(5)
Director, President &	2002	$100,000	—	$5,874	1,000	—
Chief Executive Officer	2001	$97,125	$3,500	$4,978	—	—

(1)	Annual Cash Bonus Award—Annual incentive awards paid for results achieved during the calendar year, which were paid during the year or immediately following the years indicated.
(2)	Other Annual Compensation—All additional forms of cash and non-cash compensation paid, awarded or earned which includes automobile allowances.
(3)	Stock Options—Grants of stock options made under FPB’s 1998 Stock Option Plan. The present book value of FPB common stock is less than the exercise price of Mr. Skiles’ options, which is $10.00 per share and $10.50 per share for options granted in 2002 and 2003, respectively.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

(4)	All Other Compensation—Compensation that does not fall under any of the aforementioned categories.
(5)	Represents value of stock award (15 shares at $11.00).

The following table shows information about all stock options granted in fiscal 2003 to executive officers named in the Summary Compensation Table:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($/Share)
David W. Skiles	1,843	100%	10.50	7/16/13	$-0-

Employment Contracts

The Bank has entered into an employment agreement with David W. Skiles, effective May 1, 1999 and renewed May 1, 2002 (“Agreement”). Under the terms of the Agreement, Mr. Skiles serves as the President and Chief Executive Officer of the Bank. Under the Agreement, Mr. Skiles received stock options to purchase shares of Bank common stock under the 1998 Stock Option Plan.

Mr. Skiles may terminate the Agreement upon 90 days’ written notification to the Bank and the Bank may terminate the Agreement upon the occurrence of certain events. Among those events are: (i) the Bank being designated a “troubled institution” or receiving a composite CAMELS rating of 4 or 5; (ii) Mr. Skiles failing to follow the reasonable instructions or policies of the Board of Directors; (iii) Mr. Skiles’ grossly negligent or willful conduct harmful to the business of the Bank; (iv) Mr. Skiles’ being convicted of a crime involving a breach of trust or moral turpitude; (v) Mr. Skiles’ incapacity or death; and (vi) Mr. Skiles’ willful breach of duty in the course of his employment. In the event the Agreement is terminated by Mr. Skiles or the Bank for any of these reasons, Mr. Skiles shall be entitled to no further compensation and shall be subject to a non-competition agreement. The non-competition agreement will prohibit Mr. Skiles from serving as an executive officer of any financial institution in St. Lucie County, or in such other counties as the Bank may have a branch office, for one year following the termination of the Agreement.

Should the Bank undergo a “change in control” (as defined in the Agreement), Mr. Skiles will be entitled to terminate the Agreement and receive a lump-sum severance payment equal to his base salary and any bonus received in the one-year period immediately following the change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors, executive officers and their immediate family members are also customers of the Bank, and it is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between FPB, the Bank and its directors, executive officers and their immediate family members, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2003, loans to directors, executive officers and their immediate family members represented approximately $1,980,859.00, or approximately 4.02% of the total loan portfolio, all of which are current and performing according to their terms.

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

FOR FISCAL YEAR ENDING DECEMBER 31, 2004

The independent auditor for FPB and the Bank for the fiscal year ended December 31, 2003, was Hacker, Johnson & Smith, P.A. FPB’s Board of Directors presently intends to renew FPB’s arrangements with Hacker, Johnson & Smith, P.A. to be FPB’s and the Bank’s auditor for the fiscal year ending December 31, 2004, subject to shareholder approval. A representative of the firm is expected to be present at the Annual Meeting. He or she will be given an opportunity to make a statement and will be available to answer appropriate shareholder questions.

During 2003, Hacker, Johnson & Smith, P.A. billed FPB and the Bank $39,000 for audit services and financial statement reviews and $3,250.00 for tax related services. The Audit/Compliance Committee does not believe that FPB’s payment for tax services impairs Hacker, Johnson & Smith, P.A.’s independence in conducting its audits of FPB.

In order to be adopted, this proposal must be approved by the holders of a majority of the outstanding shares of FPB’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson & Smith, P.A., the Board of directors will consider the selection of other independent auditors.

The Board of Directors Recommends that Shareholders Vote “FOR”

the Ratification of the Appointment of Hacker, Johnson & Smith, P.A.

for the Fiscal Year Ending December 31, 2004.

3. ADJOURNMENT OF THE ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not sufficient number of votes to approve items 1 or 2 at the Annual Meeting. In order to permit proxies that have been timely received by FPB to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR”

the Approval of the Adjournment of the Annual Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of FPB’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish FPB with copies of all Section 16(a) forms that they file. Based solely on the review of copies of the filings FPB has received or representations from such reporting persons, it is our belief that during 2003, no directors and executive officers made late filings under section 16(a).

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in FPB’s proxy materials for the 2005 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at FPB’s main office at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, on or before November 24, 2004. To be included in FPB’s proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FPB. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

LEGAL PROCEEDINGS

Neither FPB nor the Bank is, or has been during the last year, involved in any litigation or legal proceeding other than in the normal course of business.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is FPB’s 2003 Annual report, which includes FPB’s Management’s Discussion and Analysis and audited financial statements. The Annual Report also serves as the Bank’s Annual Disclosure Statement. Additional copies of FPB’s Annual Report are available to shareholders at no charge. Any shareholder who would like an additional copy may contact David W. Skiles, President and Chief Executive Officer, FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, telephone number (772) 398-1388.

FPB currently files periodic reports (including Form 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW. Washington DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by FPB is also available for review on this website. The address of the website is www.sec.gov.

FPB Bancorp, Inc.

March 24, 2004

FPB BANCORP, INC.        •        PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard        •        Port St. Lucie, Florida 34952

REVOCABLE PROXY

FPB BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints David W. Skiles and Gary A. Berger, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of FPB Bancorp, Inc. (“FPB”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at our main office located at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida, 34952, on Wednesday, April 21st, 2004, at 5:00 p.m. local time and at any adjournments thereof.

The undersigned shareholder of FPB may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to FPB, delivering a duly executed Proxy bearing a later date to FPB, or by attending the Annual Meeting and voting in person.

THE FOLLOWING ITEMS ARE BEING ACTED UPON:

1. The Election of the three Class II members of the Board of Directors.

For With-hold For All Except

Ann L. Decker Paul J. Miret Robert L. Seeley

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For Against Abstain

2. The ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors for FPB and its wholly-owned subsidiary, for the fiscal year ending December 31, 2004.

For Against Abstain

3. The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing items.

At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting, or at any adjournment thereof, unless indicated otherwise by marking this box.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ITEMS LISTED.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FPB BANCORP, INC.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The above signed acknowledges receiving from FPB, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated March 24, 2004, and the 2003 Annual Report.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL PROXY CARDS

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.